AMENDMENT NO. 1
TO THE
SIXTH AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment No. 1 (the "Amendment") to the Sixth Amended and Restated Management Agreement effective as of June 3, 2016 (the "Management Agreement"), among Preferred Apartment Communities, Inc., a Maryland corporation (the "Company"), Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership ("PACOP"), and Preferred Apartment Advisors, LLC, a Delaware limited liability company (the "Manager"), is entered into as of October 5, 2016 ("Execution Date") effective as of August 29, 2016 (the "Effective Date"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Management Agreement.

WHEREAS, PACOP is governed by that certain Sixth Amended and Restated Agreement of Limited Partnership effective as of June 3, 2016 (as amended or modified, the "Partnership Agreement"); and

WHEREAS, upon the terms set forth in this Amendment, the Manager has agreed to modify the fee structure under the Management Agreement to include a standard property management fee for office properties and leasing fees for office properties that are standard and customary for leasing office properties.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, PACOP and the Manager agree to amend the Management Agreement as follows:

1.	Fee Modifications. Section 7 of the Management Agreement is hereby amended to add the following Section 7(l):

(l) Office Related Fees.
(i) Office Management Fee. The Company shall pay an Office Management Fee to the Manager or its assignees as compensation for services rendered in connection with the operation and management of the Company's office Real Estate Assets and the supervision of any non-Affiliates that are engaged by the Manager to provide such services in an amount equal to 4.0% of the gross revenues of office properties managed per month. The Manager may subcontract the performance of its office property management services duties to third parties (including its Affiliates) and pay all or a portion of the Office Management Fee to such persons with whom it contracts for these services. The Manager will be responsible for all fees payable to third parties (including its Affiliates) in connection with subcontracted office property management duties. The Office Management Fee will be payable monthly in arrears, based on the actual gross revenues for the prior month.
(ii) Office Leasing Fees. The Company shall pay Office Leasing Fees to the Manager as follows:
(I) New Leases. The Company shall pay a commission to Manager with respect to a new lease for an office Real Estate Asset equal to 50% of the first month’s gross rent plus 2% of the remaining fixed gross rent of the guaranteed lease term.
(II) Co-Brokers. In the event of co-broker participation in a new lease for an office Real Estate Asset, the leasing commission determined for a new lease, with respect to such lease, shall be 150% of the first month’s gross rent plus 6% of the remaining fixed gross rent of the guaranteed lease term.
(III) Negotiated Renewals. The Company shall pay a commission to Manager with respect to a negotiated renewal of an existing lease for an office Real Estate Asset equal to 2% of the fixed gross rent of the guaranteed lease term or, in the event of a co-broker, 6% of the fixed gross rent of the guaranteed lease term.
(IV) Market Rates. Customary and competitive market rates for office leasing services may vary in light of the size, type and location of the Real Estate Assets so, in no event shall the Office Leasing Fees paid to manager exceed such market rates.
(V) Subcontracting. The Manager may subcontract the performance of its office leasing service duties to third parties (including its Affiliates) and pay all or a portion of the Office Leasing Fees to such persons with whom it contracts for these services. The Manager will be responsible for all fees payable to third parties (including its Affiliates) in connection with subcontracted office leasing duties, other than in a co-brokerage arrangement described in Section 7(j)(ii)(II). All Office Leasing Fees will be payable upon the earlier to occur of rent commencement or tenant's opening for business.

2.	Definitions. Section 1(a) of the Management Agreement is amended by adding the following definition(s) are added in alphabetical order:
"Office Management Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(l)(i).

"Office Leasing Fee" means the fee payable to the Manager or its assignees pursuant to Section 7(l)(ii).

3.	Ratification; Effect on Management Agreement.

a.	Ratification. The Management Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.
Effect on the Management Agreement. On and after the date hereof, each reference in the Management Agreement to "this Agreement," "herein," "hereof," "hereunder," or words of similar import shall mean and be a reference to the Management Agreement as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Execution Date, effective as of the Effective Date.
PREFERRED APARTMENT COMMUNITIES, INC.

By:	/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer
PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.

By:	Preferred Apartment Communities, Inc. its General Partner

By:	/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer
PREFERRED APARTMENT ADVISORS, LLC

By:	NELL Partners, Inc., its Managing Member

By:	/s/ John A. Williams Name: John A. Williams Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Sixth Amended and Restated Management Agreement]